SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                Current Report
                      Pursuant to Section 13 OR 15(d) of
                      the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  August 2, 2005


                               VSE CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

                                   DELAWARE
        (State or Other Jurisdiction of Incorporation or Organization)


                 0-3676                            54-0649263
        (Commission File Number)         (I.R.S. Identification Number)


         2550 Huntington Avenue
          Alexandria, Virginia                     22303-1499
(Address of Principal Executive Offices)           (Zip Code)


      Registrant's Telephone Number, Including Area Code:  (703) 960-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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VSE CORPORATION

Item 1.01 Entry into a Material Definitive Agreement

On August 2, 2005, on the recommendation of its Compensation Committee, the VSE Corporation Board of Directors approved an increase in non-employee director fees from $20,000 per year to $24,000 per year, and it approved the adoption of a $1,000 attendance fee for each meeting of the Board of Directors or committee of the Board of Directors attended. VSE estimates that the effect of the foregoing changes in director compensation, which are effective as of August 2, 2005 meeting of the Board of Directors, will be to increase the aggregate fees payable to its six non-employee directors from about $125,000 per year to about $225,000 per year, depending on the number of meetings called during the year. The Chairman of VSE's Audit Committee will continue to receive an additional fee of $5,000 per year. Non-employee directors also receive a nondiscretionary stock option covering 1,000 shares of VSE Common Stock, par value $.05 per share, on January 1 of each year pursuant to the 2004 VSE Stock Option Plan approved by VSE shareholders on May 3, 2004.


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                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         VSE CORPORATION
                                         (Registrant)

Date:  August 5, 2005
                                         /s/ T. R. Loftus
                                         -------------------------------
                                         T. R. Loftus
                                         Senior Vice President and
                                         Chief Financial Officer